Exhibit 4.15

Termination Agreement of Exclusive Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholder Voting Rights Proxy Agreement

This Termination Agreement of Exclusive Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholder Voting Rights Proxy Agreement (“Termination Agreement”) is entered into on March 1, 2020 by and among:

1.	Peiqing Tian. The ID Card No.: 310110196202283271 (hereinafter “Party A”);

2.	Peihua Tian. The ID Card No.: 310110195909033239 (hereinafter “Party B”);

3.	Shanghai Fuxi Information Technology Service Co., Ltd. (formerly known as “Shanghai Fuxi Enterprise Management Consulting Co., Ltd.”, hereinafter “Party C”)

The registered address: Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai;

Legal Representative: Peiqing Tian;

4.	Shanghai Four Seasons Education Investment Management Co., Ltd. (hereinafter “Party D”)

The registered address: Room 306, Suite C, No. 1505, Xinshi North Road, Hongkou District, Shanghai;

Legal Representative: Peiqing Tian;

5.	Shanghai Tongfang Science and Technology Training School (hereinafter “Party E”)

The registered address: Room 308, Floor 3, No. 1599 Mudanjiang Road, Baoshan District, Shanghai;

Legal Representative: Peiqing Tian;

In this Termination Agreement, Party A to Party E shall be individually referred to as a “Party” or collectively referred to as the “Parties”.

WHEREAS:

1.	Party A and Party B entered into the following agreements (“Contractual Agreements”) with Party C, Party D and Party E. Party A and Party B in total hold 100% of Party D’s equity interests:

(1) Party A, Party B, Party C and Party D entered into Exclusive Service Agreement with Party E on June 12, 2017.

(2) Party A, Party B, Party C and Party D entered into Exclusive Call Option Agreement with Party E on June 12, 2017.

(3) Party A, Party B, Party C and Party D entered into Equity Pledge Agreement with Party E on June 12, 2017.

(4) Party A, Party B, Party C and Party D entered into Shareholder Voting Rights Proxy

Agreement with Party E on June 12, 2017.

2.	The Parties intend to terminate the Contractual Agreements.

The Parties hereby enter into the hereinafter Termination Agreement through negotiations:

Article 1 Termination of Contractual Agreements

1.1.

The Parties hereby agree and confirm that the Contractual Agreements shall be terminated on the signing date of this agreement. The rights and obligations of the Parties under the Contractual Agreements are terminated from the signing date of this agreement, and the Parties no longer have any rights or obligations under the Contractual Agreements (including any existing or potential rights or obligations).

1.2.

For the avoidance of doubt, the parties hereby further confirm that each Party has no unfulfilled obligations or responsibilities under the Contractual Agreements, and there are no disputes. The Parties hereby exempt each other from any compensation liabilities or other liabilities for breach of contract (if any) arising from the Contractual Agreements before the date of this agreement,

Article 2 Further confirmation and guarantee

2.1.	The Parties agree and undertake that they will take all necessary actions to legally effect the termination of the Contractual Agreements in accordance with this agreement.
2.2.

The Parties agree to do their utmost to complete the cancellation of the equity pledge registration under the Equity Pledge Agreement within ninety (90) days after the signing of this agreement, including but not limited to the various documents required for the cancellation registration.

Article 3 Other Terms

3.1.

This agreement is governed by the PRC law. Any disputes arising under this agreement and related to this agreement shall be resolved through consultation among the Parties. If the Parties cannot reach an agreement within thirty (30) days after the dispute arises, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission, and three arbitrators shall hold a trial in Shanghai in accordance with the arbitration rules in force at the time of the application for arbitration.

3.2.	This termination agreement shall be effective from the date that the Parties properly sign this termination agreement.
3.3.	The titles of the articles of this agreement are for indexing purposes only. Under no circumstances should these titles be used or influence the interpretation of the provisions of this agreement.
3.4.	This agreement is in five (5) originals. Each Party to this agreement holds one (1) original, which has the same legal effect.

(There is no text below)

(Signature Page)

IN WITNESS WHEREOF, the Parties have signed this agreement on the date first above written.

Peiqing Tian

Signature:	/s/ Peiqing Tian

Peihua Tian

Signature:	/s/ Peihua Tian

Shanghai Fuxi Information Technology Service Co., Ltd. (Company Seal)

Signature:	/s/ Peiqing Tian
Name:	Peiqing Tian
Title:	Legal Representative

Shanghai Four Seasons Education Investment Management Co., Ltd. (Company Seal)

Signature:	/s/ Peiqing Tian
Name:	Peiqing Tian
Title:	Legal Representative

Shanghai Tongfang Science and Technology Training School (Company Seal)

Signature:	/s/ Peiqing Tian
Name:	Peiqing Tian
Title:	Legal Representative

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